Exhibit 99.1
100 Park Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Executive Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP ANNOUNCES THIRD QUARTER RESULTS WITH STRONG LEASING DEMAND DRIVING OCCUPANCY TO RECORD HIGHS; INCREASES DIVIDEND OVER 7% AND RAISES OUTLOOK

NEW YORK, OCTOBER 26, 2026 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and nine months ended September 30, 2026. For the three months ended September 30, 2026 and 2025, net income attributable to Brixmor Property Group Inc. was $0.28 per diluted share and $0.31 per diluted share, respectively, and for the nine months ended September 30, 2026 and 2025, net income attributable to Brixmor Property Group Inc. was $0.94 per diluted share and $0.81 per diluted share, respectively.

Key highlights for the three months ended September 30, 2026 include:
•Executed 1.6 million square feet of new and renewal leases, with rent spreads on comparable space of 25.3%, including new lease rent spreads on comparable space of 42.6% and renewal lease rent spreads on comparable space of 19.4%
•Increased total leased occupancy to a record 95.6%, anchor leased occupancy to 97.0%, and small shop leased occupancy to a record 92.8%
◦Commenced $17.7 million of annualized base rent
◦Leased to billed occupancy spread totaled 420 basis points
◦Signed but not yet commenced new lease population represented 3.1 million square feet and $68.9 million of annualized base rent
•Reported an increase in same property NOI of 6.6%, including a contribution from base rent of 480 basis points
•Reported Nareit FFO of $184.6 million, or $0.60 per diluted share
•Added $36.7 million of new reinvestment projects to the in process pipeline at an expected average incremental NOI yield of 11%, including a Publix redevelopment in Port St. Lucie, Florida
•Stabilized $54.6 million of reinvestment projects at an average incremental NOI yield of 10%, with the in process reinvestment pipeline totaling $331.8 million at an expected average incremental NOI yield of 10%
•Completed $49.5 million of acquisitions and $42.8 million of dispositions
•On September 28, 2026, the Company announced that it entered into definitive agreements, together with Everview Partners, to acquire Slate Grocery REIT in a transaction valued at approximately $2.34 billion (the "Slate Transaction"). Under the Slate Transaction, Brixmor will acquire a 23-property grocery-anchored portfolio for approximately $636 million and will hold a 20% common equity interest and an approximately $174 million preferred equity investment in a joint venture with Everview Partners (the "Everview JV") that will acquire an additional 92 properties for approximately $1.71 billion. The transaction is expected to close in the first quarter of 2027, subject to customary closing conditions including approval by Slate Grocery REIT unitholders

Subsequent events:
•Increased the quarterly dividend by 7.3% to $0.3300 per common share (equivalent to $1.32 per annum), which represents an annualized yield of approximately 4.7% as of October 23, 2026
•Completed a $4.8 million acquisition
•Updated previously provided Nareit FFO per diluted share expectations for 2026 to $2.36 - $2.38 from $2.35 - $2.37 and same property NOI growth expectations for 2026 to 5.50% - 5.75% from 5.00% - 5.75%
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100 Park Avenue : New York, NY 10017 : 800.468.7526

"Our third quarter results were highlighted by continued leasing momentum, strong same property NOI growth, and record occupancy," commented Brian T. Finnegan, Chief Executive Officer and President. "These results reinforce the strength of our operating platform, while the growth embedded in our signed but not yet commenced pipeline and reinvestment program provide exceptional visibility into future earnings and cash flow growth. We are excited to build on this momentum through the Slate Transaction by expanding our opportunity set and creating additional avenues to drive long-term shareholder value."

FINANCIAL HIGHLIGHTS
•The following table summarizes the Company’s net income attributable to Brixmor Property Group Inc. and Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	Three Months Ended		Nine Months Ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025
Net income attributable to Brixmor Property Group Inc.	$87.8	$94.2	$289.0	$249.1
Net income attributable to Brixmor Property Group Inc. per diluted share	$0.28	$0.31	$0.94	$0.81

Nareit FFO	$184.6	$172.3	$542.7	$514.9
Nareit FFO per diluted share	$0.60	$0.56	$1.76	$1.67

Items that impact FFO comparability	$(0.1)	$0.0	$(0.2)	$(0.3)
Items that impact FFO comparability, net per share	$(0.00)	$0.00	$(0.00)	$(0.00)

Same Property NOI Performance
•For the three months ended September 30, 2026, the Company reported an increase in same property NOI of 6.6% versus the comparable 2025 period.
•For the nine months ended September 30, 2026, the Company reported an increase in same property NOI of 6.2% versus the comparable 2025 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.3300 per common share (equivalent to $1.32 per annum), which represents a 7.3% increase.
•The dividend is payable on January 15, 2027 to stockholders of record on January 5, 2027.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended September 30, 2026, the Company stabilized four value enhancing reinvestment projects with a total aggregate net cost of approximately $54.6 million at an average incremental NOI yield of 10% and added six new reinvestment projects to its in process pipeline with a total aggregate net estimated cost of approximately $36.7 million at an expected average incremental NOI yield of 11%.
•The following table summarizes the Company’s in process reinvestment pipeline as of September 30, 2026:

(Dollars in millions)	Number of Projects	Net Estimated Costs	Expected NOI Yield
Anchor space repositioning	15	$77.4	7% - 14%
Outparcel development	16	24.7	15%
Redevelopment	15	229.7	11%
Total	46	$331.8	10%

•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

100 Park Avenue : New York, NY 10017 : 800.468.7526

Acquisitions
•During the three months ended September 30, 2026, the Company acquired Village West Shopping Center, a 195,862 square foot grocery-anchored community center located in the growing Inland Empire, California trade area (Riverside-San Bernardino-Ontario, CA), for $49.5 million. Village West Shopping Center is anchored by a market-dominant Stater Bros. grocer and has significant value creation and remerchandising opportunities, including near-term leasing of vacancies, below-market lease expirations, and densification potential.
•During the nine months ended September 30, 2026, the Company acquired five shopping centers for $213.8 million.
•Subsequent to September 30, 2026, the Company acquired an outparcel at an existing shopping center for $4.8 million.

Dispositions
•During the three months ended September 30, 2026, the Company generated approximately $42.8 million of gross proceeds from the disposition of two shopping centers.
•During the nine months ended September 30, 2026, the Company generated approximately $165.8 million of gross proceeds from the disposition of eight shopping centers.
•
CAPITAL STRUCTURE
•At September 30, 2026, the Company had $1.5 billion in liquidity, which does not include a commitment letter for up to $988.0 million of senior unsecured term loan financing available in connection with the Slate Transaction.
•At September 30, 2026, the Company's net principal debt to adjusted EBITDA, current quarter annualized was 5.2x and net principal debt to adjusted EBITDA, trailing twelve months was 5.3x.

GUIDANCE
•The Company has updated its previously provided Nareit FFO per diluted share expectations for 2026 to $2.36 - $2.38 from $2.35 - $2.37 and its same property NOI growth expectations for 2026 to 5.50% - 5.75% from 5.00% - 5.75%.
◦Revenues deemed uncollectible are expected to total 60 - 85 basis points of total expected revenues in 2026.
◦2026 expectations do not include any additional items that impact FFO comparability, which include gain or loss on extinguishment of debt, net, and transaction expenses, net, or any other one-time items.
•The following table provides a reconciliation of the range of the Company's 2026 estimated net income attributable to Brixmor Property Group Inc. to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2026E	2026E Per Diluted Share
Net income attributable to Brixmor Property Group Inc.	$368 - $374	$1.20 - $1.22
Depreciation and amortization related to real estate	423	1.37
Gain on sale of real estate assets	(71)	(0.23)
Impairment of real estate assets	7	0.02
Nareit FFO	$727 - $733	$2.36 - $2.38

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

100 Park Avenue : New York, NY 10017 : 800.468.7526

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, October 27, 2026 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through November 10, 2026 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13762372) or via the web through October 27, 2027 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (calculated in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income (calculated in accordance with GAAP) that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, (v) income or expense associated with the Company's captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and expense (including

100 Park Avenue : New York, NY 10017 : 800.468.7526

interest expense and gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, income or expense associated with the Company’s captive insurance company, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including interest expense and gain on sale of real estate assets). The Company believes that same property NOI is also useful to investors because it further eliminates disparities in NOI by only including NOI of properties owned for the entirety of both periods presented and excluding properties under development and completed new development properties that have been stabilized for less than one year and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

Net Principal Debt to Adjusted EBITDA, current quarter annualized & Net Principal Debt to Adjusted EBITDA, trailing twelve months
Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are supplemental non-GAAP measures utilized to evaluate the performance of real estate companies in relation to outstanding debt. Net principal debt is calculated as Debt obligations, net (calculated in accordance with GAAP) excluding net unamortized premium or discount and deferred financing fees less cash, cash equivalents, and restricted cash. Adjusted EBITDA is calculated as the sum of net income (calculated in accordance with GAAP) before non-controlling interests excluding (i) interest expense, (ii) federal and state taxes, (iii) depreciation and amortization, (iv) gains and losses from the sale of certain real estate assets, (v) gains and losses from change in control, (vi) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (vii) gain (loss) on extinguishment of debt, net, and (viii) other items that the Company believes are not indicative of the Company's operating performance. Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are calculated as net principal debt divided by quarterly annualized adjusted EBITDA or trailing twelve month adjusted EBITDA, respectively. Considering the nature of its business as a real estate owner and operator, the Company believes that net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are useful to investors in measuring its operating performance because they exclude items included in net income (calculated in accordance with GAAP) that do not relate to or are not indicative of the operating performance of the Company’s real estate, are widely known and understood measures of performance, independent of a company's capital structure and items which can make periodic and peer analyses of performance more difficult, and can provide investors with a more consistent basis by which to compare the Company with its peers.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) owns and operates a high-quality, national portfolio of open-air shopping centers. The Company’s 345 retail centers comprise approximately 62 million square feet of prime retail space in established trade areas (the "Portfolio"). Brixmor’s properties reflect its vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a valued partner to a broad range of retailers, including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

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100 Park Avenue : New York, NY 10017 : 800.468.7526

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2025, and our Form 10-Q for the quarter ended September 30, 2026, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include, but are not limited to: (1) changes in national, regional, and local economies, due to global events such as international geopolitical conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic contractions, ongoing levels of inflation and interest rates, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio; (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, privacy, data security, intellectual property rights, and taxes; (10) cybersecurity incidents or other disruptions to information technology systems used by us, our tenants, or our vendors, which could compromise data or impair business operations; and (11) risks relating to the pending Slate Transaction, including the ability of us and the Everview JV to successfully and timely close the Slate Transaction, the risk we do not realize the expected benefits of the Slate Transaction or are subjected to unexpected liabilities and expenses, and the risk we are unable to successfully integrate the operations of the properties we are acquiring in the Slate Transaction or manage the Everview JV. Brixmor disclaims any obligation or undertaking to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	9/30/26	12/31/25
Assets
Real estate
Land	$1,867,480	$1,849,779
Buildings and tenant improvements	9,483,171	9,296,849
Construction in progress	71,276	92,129
Lease intangibles	566,163	548,740
	11,988,090	11,787,497
Accumulated depreciation and amortization	(3,782,174)	(3,588,646)
Real estate, net	8,205,916	8,198,851
Cash and cash equivalents	164,428	334,422
Restricted cash	19,050	27,108
Marketable securities	21,846	21,283
Receivables, net, including straight-line rent receivables of $256,014 and $237,837, respectively	318,952	315,128
Deferred charges and prepaid expenses, net	178,016	169,326
Real estate assets held for sale	—	4,551
Other assets	114,633	62,468
Total assets	$9,022,841	$9,133,137

Liabilities
Debt obligations, net	$5,322,955	$5,494,753
Accounts payable, accrued expenses and other liabilities	649,178	628,328
Total liabilities	5,972,133	6,123,081

Redeemable non-controlling interests	30,821	—

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
315,999,308 and 315,231,761 shares issued and 306,872,316 and 306,104,769
shares outstanding	3,068	3,061
Additional paid-in capital	3,431,754	3,437,853
Accumulated other comprehensive income	13,012	1,722
Distributions in excess of net income	(428,189)	(432,822)
Total stockholders' equity	3,019,645	3,009,814
Non-controlling interests	242	242
Total equity	3,019,887	3,010,056
Total liabilities and equity	$9,022,841	$9,133,137

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26	9/30/25
Revenues
Rental income	$358,546	$340,618	$1,066,775	$1,017,256
Other revenues	1,052	225	1,841	591
Total revenues	359,598	340,843	1,068,616	1,017,847

Operating expenses
Operating costs	40,921	38,891	127,062	117,979
Real estate taxes	46,290	45,455	135,972	133,907
Depreciation and amortization	106,427	103,234	321,887	312,108
Impairment of real estate assets	683	16,075	6,657	16,075
General and administrative	27,297	26,772	83,347	84,038
Total operating expenses	221,618	230,427	674,925	664,107

Other income (expense)
Dividends and interest	1,364	1,191	8,481	4,087
Interest expense	(59,176)	(56,680)	(179,466)	(165,173)
Gain on sale of real estate assets	8,863	40,018	70,780	58,843
Loss on extinguishment of debt, net	—	—	—	(296)
Other	(889)	(703)	(3,925)	(2,076)
Total other expense	(49,838)	(16,174)	(104,130)	(104,615)

Net income	88,142	94,242	289,561	249,125
Net income attributable to non-controlling interests	(388)	(7)	(546)	(22)
Net income attributable to Brixmor Property Group Inc.	$87,754	$94,235	$289,015	$249,103

Net income attributable to Brixmor Property Group Inc. per common share:
Basic	$0.29	$0.31	$0.94	$0.81
Diluted	$0.28	$0.31	$0.94	$0.81
Weighted average shares:
Basic	307,305	307,193	307,248	307,132
Diluted	308,135	308,084	307,997	307,974

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26	9/30/25

Net income attributable to Brixmor Property Group Inc.	$87,754	$94,235	$289,015	$249,103
Depreciation and amortization related to real estate	105,042	101,995	317,851	308,534
Gain on sale of real estate assets	(8,863)	(40,018)	(70,780)	(58,843)
Impairment of real estate assets	683	16,075	6,657	16,075
Nareit FFO	$184,616	$172,287	$542,743	$514,869

Nareit FFO per diluted share	$0.60	$0.56	$1.76	$1.67
Weighted average diluted shares outstanding	308,135	308,084	307,997	307,974

Items that impact FFO comparability
Transaction expenses, net	$(115)	$—	$(165)	$(22)
Loss on extinguishment of debt, net	—	—	—	(296)
Total items that impact FFO comparability	$(115)	$—	$(165)	$(318)
Items that impact FFO comparability, net per share	$(0.00)	$0.00	$(0.00)	$(0.00)

Additional Disclosures
Straight-line rental income, net	$7,680	$9,858	$21,473	$27,120
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	3,363	5,124	11,161	11,813
Straight-line ground rent expense, net (1)	(335)	(158)	(656)	(433)

Dividends declared per share	$0.3075	$0.2875	$0.9225	$0.8625
Dividends declared	$94,363	$88,004	$283,078	$263,999
Dividend payout ratio (as % of Nareit FFO)	51.1%	51.1%	52.2%	51.3%

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Nine Months Ended
	9/30/26	9/30/25	Change	9/30/26	9/30/25	Change
Same Property NOI Analysis
Number of properties	338	338	—	335	335	—
Percent billed	91.3%	90.5%	0.8%	91.3%	90.5%	0.8%
Percent leased	95.6%	94.4%	1.2%	95.5%	94.4%	1.1%

Revenues
Base rent	$245,397	$234,122		$716,532	$685,753
Expense reimbursements	80,372	74,704		235,263	221,544
Revenues deemed uncollectible	(3,710)	(3,015)		(6,669)	(7,514)
Ancillary and other rental income / Other revenues	10,284	8,061		28,644	22,333
Percentage rents	1,873	1,204		9,471	7,880
	334,216	315,076	6.1%	983,241	929,996	5.7%
Operating expenses
Operating costs	(39,375)	(36,891)		(119,198)	(111,198)
Real estate taxes	(45,004)	(43,711)		(130,068)	(127,948)
	(84,379)	(80,602)	4.7%	(249,266)	(239,146)	4.2%
Same property NOI	$249,837	$234,474	6.6%	$733,975	$690,850	6.2%

NOI margin	74.8%	74.4%		74.6%	74.3%
Expense recovery ratio	95.3%	92.7%		94.4%	92.6%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$11,275	4.8%		$30,779	4.5%
Revenues deemed uncollectible	(695)	(0.3)%		845	0.1%
Net expense reimbursements	1,891	0.8%		3,599	0.5%
Ancillary and other rental income / Other revenues	2,223	1.0%		6,311	0.9%
Percentage rents	669	0.3%		1,591	0.2%
		6.6%			6.2%

Reconciliation of Net income attributable to Brixmor Property Group Inc. to Same Property NOI
Net income attributable to Brixmor Property Group Inc.	$87,754	$94,235		$289,015	$249,103
Adjustments:
Non-same property NOI	(7,813)	(6,599)		(31,228)	(30,548)
Lease termination fees	(4,029)	(600)		(8,401)	(6,063)
Straight-line rental income, net	(7,680)	(9,858)		(21,473)	(27,120)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(3,363)	(5,124)		(11,161)	(11,813)
Straight-line ground rent expense, net	335	158		656	433
Depreciation and amortization	106,427	103,234		321,887	312,108
Impairment of real estate assets	683	16,075		6,657	16,075
General and administrative	27,297	26,772		83,347	84,038
Total other expense	49,838	16,174		104,130	104,615
Net income attributable to non-controlling interests	388	7		546	22
Same property NOI	$249,837	$234,474		$733,975	$690,850

ix

EBITDA & RECONCILIATION OF DEBT OBLIGATIONS, NET TO NET PRINCIPAL DEBT
Unaudited, dollars in thousands

	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26	9/30/25

Net income	$88,142	$94,242	$289,561	$249,125
Interest expense	59,176	56,680	179,466	165,173
Federal and state taxes	714	653	2,397	2,113
Depreciation and amortization	106,427	103,234	321,887	312,108
EBITDA	254,459	254,809	793,311	728,519
Gain on sale of real estate assets	(8,863)	(40,018)	(70,780)	(58,843)
Impairment of real estate assets	683	16,075	6,657	16,075
EBITDAre	$246,279	$230,866	$729,188	$685,751

EBITDAre	$246,279	$230,866	$729,188	$685,751
Transaction expenses, net	115	—	165	22
Loss on extinguishment of debt, net	—	—	—	296
Total adjustments	115	—	165	318
Adjusted EBITDA	$246,394	$230,866	$729,353	$686,069

Adjusted EBITDA	$246,394	$230,866	$729,353	$686,069
Straight-line rental income, net	(7,680)	(9,858)	(21,473)	(27,120)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(3,363)	(5,124)	(11,161)	(11,813)
Straight-line ground rent expense, net (1)	335	158	656	433
Total adjustments	(10,708)	(14,824)	(31,978)	(38,500)
Cash Adjusted EBITDA	$235,686	$216,042	$697,375	$647,569

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

Reconciliation of Debt Obligations, Net to Net Principal Debt
	As of
	9/30/26
Debt obligations, net	$5,322,955
Less: Net unamortized premium	(6,725)
Add: Deferred financing fees	32,029
Less: Cash, cash equivalents and restricted cash	(183,478)
Net Principal Debt	$5,164,781

Adjusted EBITDA, current quarter annualized	$985,576
Net Principal Debt to Adjusted EBITDA, current quarter annualized	5.2x

Adjusted EBITDA, trailing twelve months	$969,399
Net Principal Debt to Adjusted EBITDA, trailing twelve months	5.3x

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